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                SECURITIES AND EXCHANGE COMMISSION


                       Washington, DC 20549



                             Form 8-K


                          CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                  Date of Report: April 7, 1995


                            AT&T Corp.


A New York                      Commission File             I.R.S. Employer
Corporation                        No. 1-1105               No. 13-4924710


     32 Avenue of the Americas, New York, New York 10013-2412

                 Telephone Number (212) 387-5400

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Form 8-K
April 7, 1995                                                 AT&T Corp.

Item 5. Other Events

     LIN Broadcasting Corporation ("LIN") is 52% owned by AT&T Corp. ("AT&T") indirectly through McCaw Cellular Communications, Inc. ("McCaw"). Under a Private Market Value Guarantee agreement ("PMVG"), McCaw has the right to acquire the remaining 48% of LIN shares at the private market value per share of LIN (the "Private Market Price") determined by independent appraisers. On March 7, 1995, the Private Market Price was determined to be $127.50 per share.

     On April 7, 1995, the Board of Directors of AT&T and the Board of Directors of McCaw decided to proceed with the acquisition of the outstanding LIN shares. Based on the approximately 25 million shares of LIN held by non-affiliates of McCaw, the total purchase price will be approximately $3.3 billion.

    The acquisition is subject to the approval of the holders of a majority of the LIN shares held by non-affiliates of McCaw present and entitled to vote at a meeting of LIN shareholders.

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Form 8-K
April 7, 1995                                                 AT&T Corp.








                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.









                                         AT&T Corp.





                                    By:  S.L. Prendergast
                                         Vice President and Treasurer








April 11, 1995